Exhibit 4.1

SABINE PASS LIQUEFACTION, LLC

TWELFTH SUPPLEMENTAL INDENTURE

Dated as of November 29, 2022

The Bank of New York Mellon

Trustee

EXHIBITS

Exhibit A-1	FORM OF NOTE
Exhibit A-2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF NET SHORT REPRESENTATION

i

TWELFTH SUPPLEMENTAL INDENTURE dated as of November 29, 2022 between Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”) and The Bank of New York Mellon, as Trustee under the Indenture referred to below (the “Trustee”).

WHEREAS, the Company and the Trustee previously have entered into an indenture, dated as of February 1, 2013 (the “Original Indenture”, as supplemented by the First Supplemental Indenture, dated as of April 16, 2013, the Second Supplemental Indenture, dated as of April 16, 2013, the Third Supplemental Indenture, dated as of November 25, 2013, the Fourth Supplemental Indenture, dated as of May 20, 2014, the Fifth Supplemental Indenture, dated as of May 20, 2014, the Sixth Supplemental Indenture, dated as of March 3, 2015, the Seventh Supplemental Indenture, dated as of June 14, 2016, the Eighth Supplemental Indenture, dated as of September 19, 2016, the Ninth Supplemental Indenture, dated as of September 23, 2016, the Tenth Supplemental Indenture dated March 6, 2017, the Eleventh Supplemental Indenture dated May 8, 2020, and this Twelfth Supplemental Indenture dated November 29, 2022 and any further amendments or supplements thereto, the “Indenture”), providing for the issuance of 5.900% Senior Secured Amortizing Notes due 2037;

WHEREAS, the Indenture provides for, among other things, that, subsequent to the execution of the Original Indenture, the Company and the Trustee may, without the consent of Holders of the outstanding 5.625% Senior Secured Notes due 2021 issued under the Original Indenture (the “Original 5.625% 2021 Notes”), enter into one or more indentures supplemental to the Original Indenture to provide for the issuance of Additional Notes in accordance with Section 2.01(d) thereof;

WHEREAS, the Original Indenture provides that the terms and conditions of any Additional Notes shall be established in one or more Supplemental Indentures approved pursuant to a Board Resolution;

WHEREAS, pursuant to a Board Resolution dated as of November 9, 2022, the Company has authorized the issuance of $430,000,000 aggregate principal amount of its 5.900% Senior Secured Amortizing Notes due 2037;

WHEREAS, the Company has requested that the Trustee join in the execution of this Twelfth Supplemental Indenture;

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Trustee is authorized to execute and deliver this Twelfth Supplemental Indenture; and

WHEREAS, all things necessary to make this Twelfth Supplemental Indenture a valid agreement of the parties and a valid supplement to the Original Indenture have been done.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

ARTICLE 1

INTERPRETATION

Section 1.01 To Be Read With the Original Indenture.

This Twelfth Supplemental Indenture is supplemental to the Original Indenture, and the Original Indenture, the Eighth Supplemental Indenture and this Twelfth Supplemental Indenture shall hereafter be read together and shall have effect, so far as practicable, with respect to the 5.900% 2037 Notes (as defined below) as if all the provisions of the Original Indenture, the Eighth Supplemental Indenture and this Twelfth Supplemental Indenture were contained in one instrument.

Section 1.02 Capitalized Terms.

All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Indenture.

ARTICLE 2

AMENDMENTS TO THE ORIGINAL INDENTURE

Effective on and after date of this Twelfth Supplemental Indenture, the Indenture is hereby amended as follows:

Section 2.01 Amendments to the Original Indenture

Section 1.01 of the Original Indenture is hereby amended and supplemented as follows:

“Additional Material Project Document” means any contract, agreement, letter agreement or other instrument to which the Company becomes a party after the Initial Senior Secured Debt Closing Date that:

(a) replaces or substitutes for an existing Material Project Document; or

(b) (i) contains obligations and liabilities that are in excess of $250,000,000 over its term (including after taking into account all amendments, amendments and restatements, supplements, or waivers to any such contract, agreement, letter agreement or other instrument) and (ii) has obligations of the company that are for a term of greater than seven years; provided that in the case of a GSA, such agreement is (x) for more than 10% of the volume of gas expected to be consumed by the Company in each year that the GSA is in effect and (y) that is for a term of greater than seven years;

provided, that for the purposes of this definition, any series of related transactions shall be considered as one transaction, and all contracts, agreements, letter agreements or other instruments in respect of such transactions shall be considered as one contract, agreement, letter agreement or other instrument, as applicable; provided further that any contract, agreement or other instrument of the type listed in clauses (a), (b) and (e) of the definition of “Material Project Document” shall not be considered an Additional Material Project Document to the extent such contract, agreement or other instrument is not considered a Material Project Document pursuant to clause (a), (b) or (e), as applicable.

“Authorized Officers” shall have the meaning given to such term in Section 5.06.

“Change of Control” means the occurrence of the Parent owning, directly or indirectly, less than 50% of the voting and economic interests in the Company; provided that a Change of Control shall not be deemed to have occurred if the Company shall have received letters from any two Acceptable Rating Agencies (or if only one Acceptable Rating Agency is then rating the 5.900% 2037 Notes, the Company shall have received a letter from that Acceptable Rating Agency) to the effect that the Acceptable Rating Agency has considered this contemplated event and that, if the contemplated event occurs, such Acceptable Rating Agency would reaffirm the then current rating of the 5.900% 2037 Notes as of the date of such event.

“Common Terms Agreement” means the Third Amended and Restated Common Terms Agreement, dated as of March 19, 2020, as amended, among the Company, the subsidiaries of the Company party thereto from time to time, the Secured Debt Holder Group Representatives, the Secured Hedge Representatives, the Secured Gas Hedge Representatives, the Common Security Trustee and the Intercreditor Agent, as amended from time to time.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the 5.900% 2037 Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the 5.900% 2037 Notes and/or the creditworthiness of the Company or any Guarantor.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Finance Lease” means any Indebtedness represented by a lease obligation of a person incurred with respect to real property or equipment acquired or leased by such person and used in its business that is required to be recorded as a finance lease in accordance with GAAP.

“Fundamental Decision” means:

(c) Modifying the application of funds provisions of the Accounts Agreement described under “—Account Flows,” other than Insurance/Condemnation Proceeds Account;

(d) Modifying any of the provisions of the granting clauses of the Security Agreement or the Pledge Agreement or any other provision of the Financing Documents governing the granting of or priority of the Liens over the Security; and

(e) Modifying the definition of “Project Completion Date” as set out in the Common Terms Agreement.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, but excluding the effect of ASC 842.

“Initial Notes” means $430,000,000 aggregate principal amount of 5.900% 2037 Notes issued under this Indenture on the date hereof.

“Instructions” shall have the meaning given to such term in Section 5.06.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/ or the payment or delivery obligations under which generally decrease, with positive changes to the Company or any Guarantor and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Company or any Guarantor.

“Material Project Document” means:

(a)	the EPC Contracts and related parent guarantees with respect to any Train that is under construction or pursuant to which the EPC Contractor has remaining warranty liabilities;

(b)

(i) any FOB Sale and Purchase Agreement and (ii) any other Facility LNG Sale and Purchase Agreement that has a delivery term of seven years or more and is expected to account for more than 10% of fixed fees of the Company during the shorter of (x) the period prior to maturity of any series of Notes or (y) the period during which delivery obligations under such Agreement are scheduled to be in effect, and in each case, any related parent guarantees;

(c)	the Management Services Agreement;

(d)	the Sabine Pass TUA;

(e)

the Pipeline Transportation Agreements; which provide for transportation of natural gas for a term of seven years or more and have annual payment obligations of the Company of not less than $65 million for the shorter of (x) the period prior to maturity of any series of Notes or (y) the period during which transportation obligations under such Agreement are scheduled to be in effect;

(f)	the Terminal Use Rights Assignment and Agreement;

(g)	the Cooperation Agreement;

(h)	the Real Property Documents;

(i)	the Precedent Agreements;

(j)	the ConocoPhillips License Agreements;

(k)	the Total TUA Assignment Agreements;

(l)	the Water Agreement;

(m)	the CMI LNG Sale and Purchase Agreement;

(n)	the GE Contractual Service Agreement; and

(o)	any Additional Material Project Document.

“Net Short” means, with respect to a Holder or Beneficial Owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its 5.900% 2037 Notes, plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Project Completion Date” means February 4, 2022.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the 5.900% 2037 Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the 5.900% 2037 Notes.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Company or any Guarantor and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Company or any Guarantor.

Section 2.02 of the Original Indenture is hereby amended and restated as follows:

Execution and Authentication.

At least one Officer must sign the 5.900% 2037 Notes for the Company by manual, pdf or other electronically imaged signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual, pdf or other electronically imaged signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by at least one Officer (an “Authentication Order”), authenticate 5.900% 2037 Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of 5.900% 2037 Notes outstanding at any time may not exceed the aggregate principal amount of 5.900% 2037 Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate 5.900% 2037 Notes. An authenticating agent may authenticate 5.900% 2037 Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

The Initial Notes and the Additional Notes (and, in each case, any Exchange Notes issued in exchange therefor) shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the 5.900% 2037 Notes shall include the Initial Notes and any Additional Notes (and, in each case, any Exchange Notes issued in exchange therefor). Nothing in this paragraph shall be deemed to modify, replace or otherwise affect the restrictions on transfer applicable to Restricted Notes set forth in Section 2.06.

References in Subsection (H) of the definition of “Indebtedness” in Section 1.01, Subsection (f) of the definition of “Permitted Liens” in Section 1.01, Section 4.07(b)(5) and Section 4.08(e) to “Capital Lease Obligations” of the Original Indenture shall be replaced with “Finance Lease”.

Section 4.09(d) of the Original Indenture is hereby amended and restated as follows:

“(d) An amount equal to any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding clauses of this Section 4.09 will constitute “Excess Proceeds.” If on any date, the aggregate amount of Excess Proceeds exceeds $100,000,000, then within ten Business Days after such date, the Company will make an Asset Sale Offer in accordance with Section 3.09. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the date of purchase and will be payable in cash. If any Excess Proceeds remain unapplied after consummation of an Asset Sale Offer, the Company and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

In the case of each partial prepayment of the 5.900% 2037 Notes pursuant to an Asset Sale Offer, the principal amount of the 5.900% 2037 Notes to be prepaid shall be allocated among all of the 5.900% 2037 Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.”

Subsection (9) of the definition of an “Event of Default” in Section 6.01 of the Original Indenture is hereby amended and restated as follows:

“(9) a final judgment or order, or series of judgments or orders, for the payment of money in excess of $150,000,000 in the aggregate (net of insurance proceeds which are reasonably expected to be paid), in either case shall be rendered against any Loan Party, in each case, by one or more Government Authorities, arbitral tribunals or other bodies having jurisdiction over any such entity and the same shall not be discharged (or provision shall not be made for such discharge), dismissed or stayed, within 90 days from the date of entry of such judgment or order or judgments or orders;”

Section 6.01 of the Original Indenture is hereby amended by inserting the following after the definition of an “Event of Default:”

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders of the then outstanding 5.900% 2037 Notes (each, a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by the Beneficial Owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the 5.900% 2037 Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to have covenanted to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the Beneficial Owner of the 5.900% 2037 Notes in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the 5.900% 2037 Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to the Default relating to such Event of Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the 5.900% 2037 Notes, the Company provides to the Trustee an Officer’s Certificate stating a court of competent jurisdiction has determined that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Company provides the Trustee with an Officer’s Certificate that the Verification Covenant has been satisfied; provided that the Company shall promptly deliver such Officer’s Certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied.

Any breach of the Position Representation (as evidenced by the delivery to the Trustee of the Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant) shall result in such Holder’s participation in such Noteholder Direction being disregarded; and if, without the participation of such Holder, the percentage of 5.900% 2037 Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default; provided, however, that, notwithstanding the foregoing, any indemnity or security provided by the Directing Holders to the Trustee shall not thereby be invalidated and such obligations shall continue to survive.

Notwithstanding anything in the preceding two paragraphs to the contrary, (i) any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default specified in clause (7) of the definition of an Event of Default under Section 6.01 shall not require compliance with the foregoing paragraphs. For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it, Position Representations, Verification Covenants, Officer’s Certificate or other documents delivered to it pursuant to the foregoing paragraphs or in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action or stating any remedy. The Trustee shall have no liability to the Company, any Holder or any other Person in acting in good faith on a Noteholder Direction or to determine whether any holder has delivered a Position Representation or satisfied any Verification Covenant.

With their acquisition of the 5.900% 2037 Notes, each Holder consents to the delivery of its Position Representation by the Trustee to the Company in accordance with the terms of this Section 6.01. Each Holder of the 5.900% 2037 Notes waives any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for, any action that the Trustee takes in accordance with this Section 6.01 or arising out of or in connection with following instructions.

The Company waives any and all claims, in law and/or in equity, against the Trustee, and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the trustee takes in accordance with this Section 6.01 or arising out of or in connection with following instructions.

For the avoidance of doubt, the Trustee will treat all Holders equally with respect to their rights under this Section 6.01. In connection with the requisite percentages required under this Section 6.01 of this Indenture, the Trustee shall also treat all outstanding 5.900% 2037 Notes equally irrespective of any Position Representation in determining whether the requisite percentage has been obtained with respect to the initial delivery of the Noteholder Direction.

The Company hereby confirms that any and all other actions that the Trustee takes or omits to take under this Section 6.01 and all fees, costs and expenses of the Trustee and its agents and counsel arising hereunder and in connection herewith shall be covered by the Company’s indemnification under Section 7.07 of this Indenture.

ARTICLE 3

ADDITIONAL NOTES

Section 3.01 The Additional Notes

Pursuant to Section 2.01(d) of the Original Indenture, the Company hereby creates and issues a series of Notes designated as “5.900% Senior Secured Amortizing Notes due 2037,” initially limited in aggregate principal amount to $430,000,000 (the “5.900% 2037 Notes”); provided that the Company may, at any time and from time to time, create and issue additional 5.900% 2037 Notes in an unlimited principal amount which will be part of the same series as the 5.900% 2037 Notes and which will have the same terms (except for the issue date, issue price and, in some cases, the first Interest Payment Date and Payment Schedule) as the 5.900% 2037 Notes. The 5.900% 2037 Notes will have the same terms as the Original 5.625% 2021 Notes other than as provided in this Twelfth Supplemental Indenture. All 5.900% 2037 Notes issued under this Indenture will, once issued, be considered Notes for all purposes thereunder and will be subject to and take the benefit of all the terms, conditions and provisions of this Indenture.

Section 3.02 Maturity Date

The maturity date of the 5.900% 2037 Notes is September 15, 2037.

Section 3.03 Form; Payment of Interest; Installment Payments

(a) With respect to the 5.900% 2037 Notes, the references, in the Original Indenture, in Section 2.01 thereof and in the definition of “Definitive Note,” to Exhibit A-1 and Exhibit A-2, shall be to Exhibit A-1 and Exhibit A-2 attached to this Twelfth Supplemental Indenture.

(b) The Company will pay interest and Additional Interest, if any, on the 5.900% 2037 Notes semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the 5.900% 2037 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 29, 2022. The first Interest Payment Date with respect to the 5.900% 2037 Notes shall be March 15, 2023.

(c) The Company shall also pay in cash installment payments consisting of partial repayment of principal of each note on each March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day, in accordance with the payment schedule set forth below (the “Payment Schedule”), commencing on September 15, 2025. Installment payments will be payable to the holder of record of the 5.900% 2037 Notes in respect of the principal amount outstanding as of the close of business on the immediately preceding September 1 or March 1, as the case may be.

Payment Schedule

Payment Date	Percentage of Original Principal Amount Payable
9/15/2025	2.761%
3/15/2026	2.842%
9/15/2026	2.926%
3/15/2027	3.012%
9/15/2027	3.101%
3/15/2028	3.193%
9/15/2028	3.287%
3/15/2029	3.384%
9/15/2029	3.484%
3/15/2030	3.587%
9/15/2030	3.692%
3/15/2031	3.801%
9/15/2031	3.913%
3/15/2032	4.029%
9/15/2032	4.148%
3/15/2033	4.270%
9/15/2033	4.396%

3/15/2034	4.526%
9/15/2034	4.659%
3/15/2035	4.797%
9/15/2035	4.938%
3/15/2036	5.084%
9/15/2036	5.234%
3/15/2037	5.388%
9/15/2037	5.547%

Section 3.04 Execution and Authentication of the 5.900% 2037 Notes

The Trustee shall, pursuant to an Authentication Order, authenticate the 5.900% 2037 Notes.

ARTICLE 4

REDEMPTION

Section 4.01 Redemption.

With respect to the 5.900% 2037 Notes, references in Sections 3.01, 3.02 and 3.03 to “30 days” of the Original Indenture shall be replaced with “10 days”.

With respect to the 5.900% 2037 Notes, Section 3.04 of the Original Indenture shall be replaced in its entirety to read as follows:

“Section 3.04 Effect of Notice of Redemption.

Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived (including to a date later than 60 days after the date on which such notice was mailed or delivered electronically), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in our discretion if in the Company’s good faith judgment any or all of such conditions will not be satisfied or waived.”

With respect to the 5.900% 2037 Notes, Section 3.07 of the Original Indenture shall be replaced in its entirety to read as follows:

“Section 3.07 Optional Redemption.

At any time or from time to time prior to March 15, 2037, the Company may, at its option, redeem all or a part of the 5.900% 2037 Notes and the Exchange Notes issued for the 5.900% 2037 Notes (collectively, the “5.900% 2037 Series Notes”), at a redemption price equal to the Make-Whole Price (subject to the right of Holders of record on the relevant record date to receive interest payments or installment payments due on a payment date that is on or prior to the redemption date, without duplication).

“Make-Whole Price” with respect to any 5.900% 2037 Series Notes to be redeemed, means an amount equal to the greater of:

(1)	100% of the remaining principal amount of such 5.900% 2037 Series Notes; and

(2)	the Discounted Value of such 5.900% 2037 Series Notes;

plus, in the case of both (1) and (2), accrued and unpaid interest on such 5.900% 2037 Series Notes, if any, to the redemption date.

“Called Principal” means, with respect to any 5.900% 2037 Series Note, the principal of such note that is to be prepaid or has become or is declared to be immediately due and payable, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any 5.900% 2037 Series Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the 5.900% 2037 Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.35% and (y) the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second (2nd) Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life (as defined herein) of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Notes.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.35% and (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second (2nd) Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Notes.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any 5.900% 2037 Series Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the 5.900% 2037 Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

“Settlement Date” means, with respect to the Called Principal of a 5.900% 2037 Series Note, the date on which such Called Principal is to be redeemed or has become or is declared to be immediately due and payable.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

At any time after March 15, 2037, the Company may redeem the 5.900% 2037 Series Notes at its option, in whole at any time or in part from time to time, upon notice as described in Section 3.03 of this Indenture, at a redemption price equal to 100% of the principal amount of such 5.900% 2037 Series Notes, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive payments due on the relevant Payment Date falling prior to or on the redemption date).

ARTICLE 5

MISCELLANEOUS

Section 5.01 Ratification of the Indenture; Accession Agreement.

(a) The Original Indenture as supplemented by the Eighth Supplemental Indenture and this Twelfth Supplemental Indenture is in all respects ratified and confirmed, and this Twelfth Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

(b) Each Holder of the 5.900% 2037 Notes, by its acceptance of the 5.900% 2037 Notes, ratifies and confirms the Accession Agreement, pursuant to which the 5.900% 2037 Notes constitute additional New Secured Debt (as defined in the Accession Agreement) and Secured Debt that is pari passu with all other Secured Debt and secured by the Collateral equally and ratably with all other Secured Debt.

Section 5.02 Governing Law.

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS TWELFTH SUPPLEMENTAL INDENTURE, THE 5.900% 2037 NOTES AND ANY NOTE GUARANTEES RELATED TO THE 5.900% 2037 NOTES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 5.03 Counterpart Originals.

The parties may sign any number of copies of this Twelfth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Twelfth Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Twelfth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Twelfth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes. This Twelfth Supplemental Indenture, the Trustee’s certificate of authentication on the 2037 Series Notes, and any other document delivered in connection with this Twelfth Supplemental Indenture or the issuance and delivery of the 2037 Series Notes may be signed by or on behalf of the Company and the Trustee by manual, pdf or other electronically imaged signature.

Section 5.04 Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Twelfth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof and will not affect the construction hereof.

Section 5.05 The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twelfth Supplemental Indenture or the 2037 Series Notes or for or in respect of the recitals contained herein and in the 2037 Series Notes, all of which recitals are made solely by the Company.

Section 5.06 Electronic Means.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”)

and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

[Signatures on following page]

SIGNATURES

Dated as of November 29, 2022

SABINE PASS LIQUEFACTION, LLC

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

EXHIBIT A-1

[Face of Note]

CUSIP: 785592AY2

ISIN: US785592AY26

5.900% Senior Secured Amortizing Notes due 2037

No.	$

SABINE PASS LIQUEFACTION, LLC

promises to pay to                  or registered assigns, the principal sum of                                                                                                DOLLARS in installments on the dates and in the amounts set forth on Schedule I hereto and made part hereof.

Interest Payment Dates: March 15 and September 15, commencing March 15, 2023

Record Dates: March 1 and September 1

Dated:

SABINE PASS LIQUEFACTION, LLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Back of Note]

5.900% Senior Secured Amortizing Notes due 2037

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) PRINCIPAL AND INTEREST. Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”), promises to pay principal provided for under Schedule I hereto and interest on the principal amount outstanding of this Note at 5.900% per annum from November 29, 2022 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay principal (if required pursuant to Schedule I), interest and Additional Interest, if any, semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, a “Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Payment Date, interest shall accrue from such next succeeding Payment Date; provided further that the first Payment Date shall be March 15, 2023. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 0.5% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of principal, interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Paying Agent or Registrar maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture dated as of February 1, 2013, as supplemented by an eighth supplemental indenture dated as of September 19, 2016 and a twelfth supplemental indenture dated as of November 29, 2022 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes are secured by a pledge of Collateral (as defined in the Indenture) pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

At any time or from time to time prior to March 15, 2037, the Company may, at its option, redeem all or a part of the 5.900% 2037 Notes and the Exchange Notes issued for the 5.900% 2037 Notes (collectively, the “5.900% 2037 Series Notes”), at a redemption price equal to the Make-Whole Price (subject to the right of Holders of record on the relevant record date to receive interest payments or installment payments due on a payment date that is on or prior to the redemption date, without duplication).

“Make-Whole Price” with respect to any 5.900% 2037 Series Notes to be redeemed, means an amount equal to the greater of:

(3)	100% of the remaining principal amount of such 5.900% 2037 Series Notes; and

(4)	the Discounted Value of such 5.900% 2037 Series Notes;

plus, in the case of both (1) and (2), accrued and unpaid interest on such 5.900% 2037 Series Notes, if any, to the redemption date.

“Called Principal” means, with respect to any 5.900% 2037 Series Note, the principal of such note that is to be prepaid or has become or is declared to be immediately due and payable, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any 5.900% 2037 Series Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.35% and (y) the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second (2nd) Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life (as defined herein) of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Notes.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.35% and (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second (2nd) Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Notes.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any 5.900% 2037 Series Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

“Settlement Date” means, with respect to the Called Principal of a 5.900% 2037 Series Note, the date on which such Called Principal is to be redeemed or has become or is declared to be immediately due and payable.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

At any time after March 15, 2037, the Company may redeem the 5.900% 2037 Series Notes at its option, in whole at any time or in part from time to time, upon notice as described in Section 3.03 of this Indenture, at a redemption price equal to 100% of the principal amount of such 5.900% 2037 Series Notes, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive payments due on the relevant Payment Date falling prior to or on the redemption date).

(6) MANDATORY REDEMPTION.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) of payment (a “Change of Control Payment”) to each Holder to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to not less than 101% of the aggregate remaining principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) The Company will be required to make Asset Sale Offers, Excess Proceeds Offers and Project Document Termination Payment Offers to the extent provided in Sections 4.09, 4.16 and 4.22, respectively, of the Indenture.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered, and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(12) NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor (including the General Partner and the Parent), as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents, the Financing Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(13) AUTHENTICATION. This Note will not be valid until authenticated by the manual, pdf or other electronically imaged signature of the Trustee or an authenticating agent.

(14) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(15) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of November 29, 2022, between the Company and the other parties named on the signature pages thereof or, in the case of

Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors, if any, and the other parties thereto, relating to rights given by the Company and the Guarantors, if any, to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”). By such Holders’ acceptance of Restricted Global Notes or Restricted Definitive Notes, such Holder acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to indemnification of the Company and the Guarantors to the extent provided therein.

(16) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(17) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Sabine Pass Liquefaction, LLC

c/o Cheniere Energy, Inc.

700 Milam Street, Suite 1900

Houston, TX 77002

Attention: Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably                                                                                                                                                                     appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09, 4.14, 4.16 or 4.22 of the Indenture, check the appropriate box below:

☐ Section 4.09         ☐     Section 4.14         ☐ Section 4.16         ☐ Section 4.22

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09, 4.14, 4.16 or 4.22 of the Indenture, state the amount you elect to have purchased:

$_____________

Date: ___________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

Schedule I

Payment Date	Percentage of Original Principal Amount Payable
9/15/2025	2.761%
3/15/2026	2.842%
9/15/2026	2.926%
3/15/2027	3.012%
9/15/2027	3.101%
3/15/2028	3.193%
9/15/2028	3.287%
3/15/2029	3.384%
9/15/2029	3.484%
3/15/2030	3.587%
9/15/2030	3.692%
3/15/2031	3.801%
9/15/2031	3.913%
3/15/2032	4.029%
9/15/2032	4.148%
3/15/2033	4.270%
9/15/2033	4.396%
3/15/2034	4.526%
9/15/2034	4.659%
3/15/2035	4.797%
9/15/2035	4.938%
3/15/2036	5.084%
9/15/2036	5.234%
3/15/2037	5.388%
9/15/2037	5.547%

EXHIBIT A-2

[Face of Regulation S Temporary Global Note]

CUSIP:

U77888AN2                                             ISIN:

USU77888AN27

5.900% Senior Secured Amortizing Notes due 2037

No. _____	$ _________

SABINE PASS LIQUEFACTION, LLC

promises to pay to ________or registered assigns, the principal sum of ___________________________________________ DOLLARS in installments on the dates and in the amounts set forth on Schedule I hereto and made part hereof.

Interest Payment Dates: March 15 and September 15, commencing March 15, 2023

Record Dates: March 1 and September 1

Dated: _____________________________

SABINE PASS LIQUEFACTION, LLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Back of Regulation S Temporary Global Note]

5.900% Senior Secured Amortizing Notes due 2037

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY

INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ‘‘ACCREDITED INVESTOR’’, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) PRINCIPAL AND INTEREST. Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”), promises to pay principal provided for under Schedule I hereto and interest on the principal amount outstanding of this Note at 5.900% per annum from November 29, 2022 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay principal (if required pursuant to Schedule I), interest and Additional Interest, if any, semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, a “Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Payment Date, interest shall accrue from such next succeeding Payment Date; provided further that the first Payment Date shall be March 15, 2023. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 0.5%

per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of principal, interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of principal or interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

(2) METHOD OF PAYMENT. The Company will pay principal and interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Payment Date, even if such Notes are canceled after such record date and on or before such Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Paying Agent or Registrar maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture dated as of February 1, 2013, as supplemented by an eighth supplemental indenture dated as of September 19, 2016 and a twelfth supplemental indenture dated as of November 29, 2022 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes are secured by a pledge of Collateral (as defined in the Indenture) pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

At any time or from time to time prior to March 15, 2037, the Company may, at its option, redeem all or a part of the 5.900% 2037 Notes and the Exchange Notes issued for the 5.900% 2037 Notes (collectively, the “5.900% 2037 Series Notes”), at a redemption price equal to the Make-Whole Price (subject to the right of Holders of record on the relevant record date to receive interest payments or installment payments due on a payment date that is on or prior to the redemption date, without duplication).

“Make-Whole Price” with respect to any 5.900% 2037 Series Notes to be redeemed, means an amount equal to the greater of:

(5) 100% of the remaining principal amount of such 5.900% 2037 Series Notes; and

(6) the Discounted Value of such 5.900% 2037 Series Notes;

plus, in the case of both (1) and (2), accrued and unpaid interest on such 5.900% 2037 Series Notes, if any, to the redemption date.

“Called Principal” means, with respect to any 5.900% 2037 Series Note, the principal of such note that is to be prepaid or has become or is declared to be immediately due and payable, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any 5.900% 2037 Series Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.35% and (y) the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second (2nd) Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life (as defined herein) of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Notes.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.35% and (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second (2nd) Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Notes.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any 5.900% 2037 Series Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

“Settlement Date” means, with respect to the Called Principal of a 5.900% 2037 Series Note, the date on which such Called Principal is to be redeemed or has become or is declared to be immediately due and payable.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

At any time after March 15, 2037, the Company may redeem the 5.900% 2037 Series Notes at its option, in whole at any time or in part from time to time, upon notice as described in Section 3.03 of this Indenture, at a redemption price equal to 100% of the principal amount of such 5.900% 2037 Series Notes, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive payments due on the relevant Payment Date falling prior to or on the redemption date).

(6) MANDATORY REDEMPTION.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) of payment (a “Change of Control Payment”) to each Holder to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to not less than 101% of the aggregate remaining principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) The Company will be required to make Asset Sale Offers, Excess Proceeds Offers and Project Document Termination Payment Offers to the extent provided in Sections 4.09, 4.16 and 4.22, respectively, of the Indenture.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered, and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(12) NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor (including the General Partner and the Parent), as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents, the Financing Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under federal securities laws.

(13) AUTHENTICATION. This Note will not be valid until authenticated by the manual, pdf or other electronically imaged signature of the Trustee or an authenticating agent.

(14) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(15) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders of this Regulation S Temporary Global Note will have all the rights set forth in the Registration Rights Agreement dated as of November 29, 2022, between the Company and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders thereof will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors, if any, and the other parties thereto, relating to rights given by the Company and the Guarantors, if any, to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”). By such Holders’ acceptance of the Restricted Global Notes or Restricted Definitive Notes, such Holder acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to indemnification of the Company and the Guarantors to the extent provided therein.

(16) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(17) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Sabine Pass Liquefaction, LLC

c/o Cheniere Energy, Inc.

700 Milam Street, Suite 1900

Houston, TX 77002

Attention: Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably                                                                                                                                                                                          appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09, 4.14, 4.16 or 4.22 of the Indenture, check the appropriate box below:

☐ Section 4.09        ☐ Section 4.14        ☐ Section 4.16        ☐ Section 4.22

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09, 4.14, 4.16 or 4.22 of the Indenture, state the amount you elect to have purchased:

$_____________

Date: ___________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATIONS

TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

Schedule I

Payment Date	Percentage of Original Principal Amount Payable
9/15/2025	2.761%
3/15/2026	2.842%
9/15/2026	2.926%
3/15/2027	3.012%
9/15/2027	3.101%
3/15/2028	3.193%
9/15/2028	3.287%
3/15/2029	3.384%
9/15/2029	3.484%
3/15/2030	3.587%
9/15/2030	3.692%
3/15/2031	3.801%
9/15/2031	3.913%
3/15/2032	4.029%
9/15/2032	4.148%
3/15/2033	4.270%
9/15/2033	4.396%
3/15/2034	4.526%
9/15/2034	4.659%
3/15/2035	4.797%
9/15/2035	4.938%
3/15/2036	5.084%
9/15/2036	5.234%
3/15/2037	5.388%
9/15/2037	5.547%

Exhibit B

FORM OF NET SHORT REPRESENTATION

Sabine Pass Liquefaction, LLC

700 Milam Street, Suite 1900

Houston, TX 77002

The Bank of New York Mellon Trust Company, N.A.

c/o BNY Mellon Corp Trust

2001 Bryan Street, 10th Floor

Dallas, Texas 75201

RE: Sabine Pass Liquefaction, LLC

Sabine Pass Liquefaction, LLC (the “Company”) and The Bank of New York Mellon, as trustee (the “Trustee”) have heretofore executed an indenture, dated as of February 1, 2013, as supplemented by the Eighth Supplemental Indenture, dated as of September 19, 2016 and the Twelfth Supplemental Indenture dated November 29, 2022 (and any further amendments or supplements thereto, the “Indenture”), providing for the issuance of the Company’s 5.900% Senior Secured Amortizing Notes due 2037 (the “Notes”). All terms used herein and not otherwise defined shall have the meaning ascribed to such term under the Indenture.

This letter constitutes a Position Representation in connection with a Noteholder Direction delivered pursuant to Section 6.01 of the Indenture, whereby the undersigned, as Directing Holder, represents to each of the Issuer and the Trustee that [it is] [its beneficial owners are] not Net Short.

By:
Name: [Holder]
Title: